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                                                                    EXHIBIT 5.1

                 HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                               1800 ONE M&T PLAZA

                            BUFFALO, NEW YORK 14203

                                  May 9, 1997

Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania  16505

Ladies and Gentlemen:

                   Re:     Registration Statement on Form S-3
                           ----------------------------------

                   We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of (1) $20,000,000 in principal amount of 7.0% Convertible Subordinated Debentures Due 2007 of the Company (the "Debentures") and the shares of Common Stock, without par value, of the Company issuable on conversion thereof (the "Debenture Shares"), (2) 704,225 shares of Common Stock, without par value, of the Company issuable on conversion of the Company's 10.0% Convertible Subordinated Notes Due 2002 (the "Notes") (such shares, together with such indeterminate number of additional shares issuable on conversion of the Notes by reason of adjustments in the conversion price thereof, being the "Note Shares"), (3) 322,500 shares of Common Stock, without par value, of the Company issuable on exercise of certain outstanding warrants (the "Warrants") (such shares, together with such indeterminate number of additional shares issuable on exercise of such warrants by reason of adjustments in the exercise price thereof, being the "Warrant Shares") and (4) 792,266 shares of Common Stock, without par value, of the Company, all of which are issued and outstanding (the "Other Shares"), for sale by the selling security holders identified in the prospectuses (the "Prospectuses") forming a part of the above-referenced registration statement (the "Registration Statement").

                   The opinions set forth in this letter are based upon (1) our review of (a) the Indenture dated February 4, 1997 between the Company and Manufacturers and Traders Trust Company, as Trustee (the "Indenture"), (b) the Debentures, (c) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments we have deemed


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Rent-Way, Inc.
May 9, 1997
Page 2

necessary and (2) our review of published sources of law as we have deemed necessary. We have assumed that when issued appropriate certificates complying with applicable law evidencing the Debentures Shares, the Note Shares and Warrant Shares will be properly executed or such Debenture Shares, Note Shares and Warrant Shares will be uncertificated shares complying with applicable law.

         Subject to the qualifications set forth in this letter, it is our opinion that:

         1. The Debentures have been duly authorized and are valid and binding obligations of the Company enforceable against the Company in accordance with their terms and are entitled to the benefits of the Indenture, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer and moratorium laws and other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         2. The Debentures Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Debentures as provided in the Indenture, will be validly issued, fully paid and non-assessable.

         3. The Note Shares have been duly authorized and reserved for issuance and, when issued and delivered upon conversion of the Notes as provided therein, will be validly issued, fully paid and non-assessable.

         4. The Warrant Shares have been duly authorized and reserved for issuance and, when issued and sold upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         5. The Other Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectuses under the caption "Legal Matters."

                              Very truly yours,

                              HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                              By   /s/ JOHN J. ZAK

/mmf